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                                                                     EXHIBIT 8.1

September 2, 1999



Board of Directors
Seagate Technology, Inc.
920 Disc Drive
Scotts Valley, California 95066

Board of Directors
Seagate Software, Inc.
915 Disc Drive
Scotts Valley, California 95066

          Re: Forced Exchange of Seagate Technology, Inc. Shares for Seagate Software, Inc. Shares

Ladies and Gentlemen:

We have acted as tax advisors to Seagate Technology, Inc., a Delaware Corporation, ("Seagate Technology") in connection with its proposed acquisition of the common shares of Seagate Software, Inc., a Delaware Corporation and a majority-owned subsidiary of Seagate Technology, ("Seagate Software") in exchange for common shares of Seagate Technology in a reverse triangular merger (the "Reorganization"). The proposed exchange of Seagate Technology shares for Seagate Software shares will occur pursuant to the terms of the "Agreement and Plan of Reorganization" attached as Appendix A to the Seagate Technology Registration Statement Form S-4 (the "Registration Statement") filed in connection with this transaction, and approved by the Board of Directors of Seagate Technology on September 2, 1999, as evidenced by the minutes thereof (the "Plan of Reorganization"). The Reorganization and certain proposed transactions incident thereto are described in the Registration Statement which includes the Proxy Statement/Prospectus of Seagate Technology (the "Proxy Statement/ Prospectus"). This opinion is being rendered pursuant to the requirements of Item 21(a) of Form S-4 under the Securities Act of 1933, as amended. Unless otherwise indicated, any capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Proxy Statement/Prospectus.

In connection with this opinion, we have examined and are familiar with the Plan of Reorganization, the Registration Statement, and such other presently existing documents, records and matters of law as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed (i) that the Reorganization will be
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Board of Directors              Board of Directors                        Page 2
Seagate Technology, Inc.        Seagate Software, Inc.         September 2, 1999



consummated in the manner contemplated by the Proxy Statement/Prospectus and in accordance with the provisions of the Plan of Reorganization, (ii) the truth and accuracy of the representations and warranties made by Seagate Technology and Seagate Software in the Plan of Reorganization, and (iii) the truth and accuracy of the certificates of representations to be provided to us by Seagate Technology and Seagate Software.

Based upon and subject to the foregoing, the discussion contained in the Registration Statement under the caption "Material United States income tax consequences of the merger," subject to the limitations and qualifications described therein, expresses our opinion as to the material U.S. Federal income tax consequences if the Reorganization is effected in accordance with the terms of the Plan of Reorganization. Because this opinion is being delivered prior to the Effective Time of the Reorganization, it must be considered prospective and dependent on future events. There can be no assurance that changes in the law will not take place which could affect the U.S. Federal income tax consequences of the Reorganization or that contrary positions may not be taken by the Internal Revenue Service.

This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our firm name wherever appearing in the Registration Statement with respect to the discussion of the material U.S. Federal income tax consequences of the Reorganization, including the Proxy Statement/ Prospectus constituting a part thereof, and any amendment thereto. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                       Very truly yours,

                                       /s/ Ernst & Young LLP